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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the use in the Prospectus constituting part of this Amendment No. 2 to Registration Statement on Form S-2 of Morgan Products Ltd. of our report dated February 16, 1996, except as to Note 14, which is as of August 30, 1996 relating to the consolidated financial statements of Tennessee Building Products, Inc. and Subsidiary which appears in such Prospectus. We also consent to the references to us under the heading "Experts" in such Prospectus.


                                /s/ KRAFT BROS., ESSTMAN, PATTON & HARRELL, PLLC


Nashville, Tennessee
November 7, 1996